(Effective Until Closing of
               Transaction with Pacific Enterprises, Inc.)

                   SAN DIEGO GAS & ELECTRIC COMPANY
                            SEVERANCE PLAN


I.          PURPOSE AND OBJECTIVE

            To provide a separation pay allowance to help meet Eligible Employees' immediate financial burden associated with being involuntarily and permanently terminated under conditions described in the Plan. This Plan supersedes the previous Severance Plan dated August 22, 1994, as of the Effective Date.

II.         RESPONSIBILITY

            The Company, through its Division and Department heads, is responsible for administering the Plan.

            The Company, through its Human Resources Division, is responsible for providing further interpretation and guidance.

            The business decisions, the manner in which they are carried out that may result in the termination of an employee, and the reason for termination (including resignation in lieu of discharge) are decisions to be made by the Company in its sole discretion. In making these decisions, the Company is not required to treat similarly situated employees in the same manner.

III.        ELIGIBILITY

            A. "Eligible Employee" includes an employee whose job is terminated by the Company, who is not covered by any other severance plan adopted by the Company, and who:

                1. is a regular non-bargaining unit employee working as a full-time, part-time, or call-in employee of the Company, or a regular non-bargaining unit full-time, part-time or call-in employee on medical leave, military leave or long-term disability;

                2. has received written notice that employment will be terminated;

                3. continues as a satisfactory employee until released by the Company in accordance with its business needs;


                4. abides by such other written terms and conditions as the Company has established as a condition for participation in, or payment of, benefits from the Plan; and

                5.    is not excluded as provided below.


            B.  Eligible Employees exclude employees:

                1.    whose employment terminates due to death;

                2.    whose employment terminates because of
                      unsatisfactory performance, the employee is discharged for cause, and/or resigns in lieu of discharge for cause, all as determined by the Company;

                3. who accept employment with an organization that is affiliated (directly or indirectly) with the Company;

                4. who voluntarily terminate employment with the Company for any reason except as provided in IV.C below; or

                5. who are temporary workers (agency or independent), interns, independent contractors, employment contract employees, student employees, or employees covered by a collective bargaining agreement that does not provide for Plan participation.

            C. Participation in the Plan commences when an EligibleEmployee receives the notice of employment termination referred to above. An Eligible Employee who commences participation in the Plan is called a "Participant" in the Plan.


IV.         BENEFITS

            A.  Introduction.  For purposes of determining Plan
                Benefits, the following shall apply:

                1.   "Annual Pay" means Base Salary multiplied by 52.

                2. "Base Salary" means average regular straight time weekly base pay in effect during the month preceding termination of employment with the Company, excluding overtime, shift differentials, Bonus Awards and other special payments determined by the Company in its sole discretion.

                3. "Years of Continuous Service" means the number of years since Hire Date a person has been continuously employed as an active regular full-time, part-time or call-in employee of the Company or its predecessors, as determined by the Company.

                     An Eligible Employee who is a call-in or regular part-time employee entitled to these benefits will receive pro-rated severance benefits as follows:

                     a. Add the total number of hours worked during the preceding ten (10) years.

                     b. Divide by 2,087 hours for non-exempt employees and 2,080 hours for exempt employees.

                     c. The resulting number, excluding fraction, will constitute Years of Continuous Service completed under the Plan.

                4. "Hire Date" shall be, except as provided in a collective bargaining agreement, the date a person was hired by SDG&E as a non-bargaining unit regular full-time employee, a non-bargaining unit regular part-time employee, or a non-bargaining unit call-in Employee, whichever occurred first.

                5. "Final Salary" means the Participant's Base Salary plus his or her Bonus Awards.

                6. "Bonus Awards" means the gross cash amounts awarded under the San Diego Gas & Electric Company Senior Management Incentive Compensation Plan or Compensation Incentive Plan during the 12-month period ending on the date of the Participant's termination of employment divided by 52.

                7. If, in the sole judgment of the Company, an Eligible Employee is terminated, and the Eligible Employee's services can be used for a period equal to the weeks of Plan Benefits or if there is a reasonable possibility that a job for which the Eligible Employee is qualified may become open within such period, the Company may, in its sole discretion, permit an Eligible Employee to elect between remaining on the payroll for the period of time equal to the Plan Benefits or receiving the actual Plan Benefits.






            B.       Benefits Without Change in Control or Other
                     Corporate Events.

                     1. Basic Benefit. In the absence of termination in connection with certain corporate events described in Section IV.C., Plan Benefits will be paid in one lump sum at termination accordance with one of the following schedules, as determined in Paragraph 2.


                               Schedule A                    Schedule B
                             Without Release                With Release
Years of Continuous             Weeks of                      Weeks of
Service Completed            Base Salary Paid          Final Salary Paid

Less than 2                           1                           2

At least 2, but less than 4           1                           3

At least 4, but less than 6           2                           4

At least 6, but less than 8           2                           5

At least 8, but less than 10          2                           6

At least 10, but less than 12         3                           7

At least 12, but less than 14         4                           8

At least 14, but less than 15         5                           9

At least 15, but less than 16         5                          10

At least 16, but less than 17         5                          11

At least 17, but less than 18         6                          12

At least 18, but less than 19         6                          13

At least 19, but less than 20         6                          14

At least 20, but less than 21         7                          15

At least 21, but less than 22         7                          16

At least 22, but less than 23         7                          17

At least 23, but less than 24         8                          18

At least 24, but less than 25         8                          19

At least 25, but less than 26         8                          20

At least 26, but less than 27         9                          21

At least 27, but less than 28         9                          22

At least 28, but less than 29         10                         23

At least 29, but less than 30         10                         24

         30 or more                   10                         26


                     2. Release from Claims. Participants who sign a release of all known and unknown claims in such form as the Company determines shall receive Plan Benefits under Schedule B of Paragraph 1. Other Participants shall receive Plan Benefits under Schedule A of Paragraph 1.

                         a.  As an additional benefit, Participants
                             under age 40 who sign such a release will receive continuation of all group medical insurance, and 50% of the AD&D and 50% of the life insurance in force as of the of termination for the Participant and existing covered dependents for the number of weeks of Final Salary (minimum of four) represented by Schedule B of Paragraph 1. The Company will continue to pay its share of the premiums, and the Company will deduct the Participant's share of such premiums from the Participant's lump sum check.

                         b. As an additional benefit, Participants over age 40 who sign such a release which waives claims under the Age Discrimination in Employment Act will receive continuation of all group medical insurance, and 50% of the AD&D and 50% of the life insurance in force as of the date of termination for the employee and existing covered dependents for the number of weeks of Final Salary (minimum of four) represented by Schedule B of Paragraph 1. The Company will continue to pay its share of the premiums, and the Company will also pay the Participant's share of such premiums. Company will not pay for dependent coverage for life and AD&D.


                         c.  For purposes of computing Plan Benefits
                             under this Section IV.B., Participants who are participants in the Senior Management Incentive Plan and who sign such release shall receive, at a minimum, the same Plan Benefits as Participants who have completed exactly 18 Years of Continuous Service.

            C.       Benefits Upon Change in Control and Other Corporate
                     Events.

                     1.  In General.

                          a.  Involuntary Termination upon Change in
                              Control. An otherwise Eligible Employee who is involuntarily terminated for other than cause, death, or disability within two years after a Change in Control will receive a Plan Benefit based upon Final Salary, pursuant to Paragraph 2 below. A Change in Control shall mean:

                              i.  a reorganization, merger or
                                  consolidation of the Company with one
                                  or more corporations;

                              ii. the acquisition of beneficial
                                  ownership, directly or indirectly, of
                                  more than 30 percent of the voting
                                  power of the outstanding stock of the
                                  Company by one person, group,
                                  association, corporation or
                                  entity coupled with the election to
                                  the Board of Directors of new members
                                  who were not originally nominated by
                                  the Board at the last annual meeting
                                  and who constitute a new majority of
                                  the Board; or

                             iii. the sale of all or substantially all
                                  the property of the Company.

                              iv. Notwithstanding i., ii., or iii.
                                  above, no Change in Control shall be
                                  deemed to occur with respect to any
                                  reorganization, merger, consolidation
                                  or sale entered into voluntarily by
                                  the Company:

                                  (a)  in which the Company survives
                                       a direct or indirect subsidiary
                                       of a public company, or

                                  (b)  in which members of the company's
                                       Board of Directors constitute a
                                       majority of the members of
                                       Board of Directors of the
                                       surviving company, and the
                                       shareholders of the Company
                                       constitute a majority of the
                                       shareholders of the surviving
                                       company.

                          b. Voluntary Termination for Good Reason. An otherwise Eligible Employee who voluntarily terminates employment for Good Reason within two years following a Change in Control (as defined in Paragraph 2 above), will receive a Plan Benefit based upon Final Salary, pursuant to Paragraph 2 below. Good Reason shall mean:

                              i.  a significant reduction in Base
                                  Salary for reasons not related to
                                  performance,

                              ii. elimination or significant reduction
                                  of the aggregate value of health,
                                  dental, disability and life coverage,
                                  or

                             iii. involuntary transfer to a new business
                                  location outside the San Diego Gas &
                                  Electric Company service territory.

                          c.  Sale of Work Unit.  A Participant will
                              receive a Plan Benefit based upon Final
                              Salary, pursuant to Paragraph 2, below, if he or she is terminated under the following circumstances: unless the purchaser of a work unit assumes the obligations of this Plan, such benefits will be paid to a Participant employed by such work unit who is either: (i) terminated following the sale of the work unit and not rehired by the purchaser within two months from the date of the sale and retained for a period of at least unacceptable performance is not an issue.

                     2.  Corporate Event Benefit.

                         In the event of termination in connection with certain corporate events described in this
                         Section IV.C., Plan Benefits shall be paid in one lump sum at termination in an amount equal to Final Salary multiplied by the number of credits determined below and under Paragraph 3:



                               Weeks of Final Salary

Years of Continuous                   Schedule A              Schedule B
Service Completed                  Without Release          With Release

   Less than 2                           2                           4

At least 2, but less than 4              2                           6

At least 4, but less than 6              3                           8

At least 6, but less than 8              3                          10

At least 8, but less than 10             3                          12

At least 10, but less than 12            4                          17

At least 12, but less than 14            5                          21

At least 14, but less than 15            6                          24

At least 15, but less than 16            7                          27

At least 16, but less than 17            8                          30

At least 17, but less than 18            9                          33

At least 18, but less than 19           10                          36

At least 19, but less than 20           11                          39

At least 20, but less than 21           12                          44

At least 21, but less than 22           13                          47

At least 22, but less than 23           14                          50

At least 23, but less than 24           15                          53

At least 24, but less than 25           16                          56

At least 25, but less than 26           17                          61

At least 26, but less than 27           18                          64

At least 27, but less than 28           19                          67

At least 28, but less than 29           20                          70

At least 29, but less than 30           21                          73

   30 or more                            22                         78


                     3. Release from Claims. If Participantvoluntarily signs a release of all known and unknown claims in such form as the Company prepares, then the Participant shall be entitled to the severance payment under Schedule B of Paragraph 2, or, if greater, the amount in Schedule B of IV.B.1. Other Participants will receive benefits under Schedule A of Paragraph 2.

                         a.  As an additional benefit, a Participant
                             under age 40 who signs such a release will receive continuation of all group medical insurance, and 50% of the AD&D and 50% of the life insurance in force as of the date of termination for the Participant and existing covered dependents for the number of weeks of Final Salary (minimum of four) represented in Schedule B of Paragraph 2. The Company will continue to pay its share of the premiums, and the Company will deduct the employee's share of such premiums from the Participant's lump check.

                         b.  As an additional benefit, a Participant
                             over age 40 who signs such a release which waives claims under the Age Discrimination in Employment Act will receive continuation of all group medical insurance, and 50% of the AD&D and 50% of the life insurance in force as of the date of termination for the Participant and existing covered dependents for the number of weeks of Final Salary (minimum of four) represented in Schedule B of Paragraph 2. The Company will continue to pay its share of the premiums, and the Company will also pay the Participant's share of such premiums. The Company will not pay for dependent coverage for life and AD&D.

                         c.  For purposes of computing severance
                             allowances pursuant to this IV.C.,
                             Participants who are participants in the Senior Management Incentive Plan and who sign such release will receive, at a minimum, the same Plan Benefits Paragraph 2 as Participants who have completed exactly 19 years of Continuous Service.




V.     GENERAL

       A. The Board of Directors reserves the right to change, amend or terminate the Plan at any time for any reason, however no such amendment or termination shall affect the right to any unpaid Plan Benefit of any Participant whose employment was terminated prior to the adoption of the amendment or resolution to terminate the Plan.

       B. The Company is the Plan Administrator and the Plan Sponsor for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company has the complete discretion and responsibility to interpret the Plan. All actions by the Company are final, binding, and conclusive.

       C. As to participants in the Savings Plan and/or the Pension Plan, participation will stop on the termination date. The employee will receive information about rights under those plans.

       D. If an employee who is eligible for a Plan Benefit dies after termination and prior to the payment of the Plan Benefit, the Plan Benefit will be paid in a single lump sum to the spouse, if any. If no spouse survives, the payment will be made to the employee's estate.

       E. To the full extent permitted by law, except as provided in the Plan, no Plan Benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any attempt to do so shall be void.

       F. The Effective Date of this Plan is October 12, 1996. This Plan is drawn under and shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of California.

       G. The Company shall be responsible for paying all benefits under the Plan. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company. All or part of any benefits paid under the Plan may be credited to any statutory amounts to which employees are entitled upon termination to the extent allowed by applicable law.

       H.  Claims for benefits should be made in writing to the Company
           Attention: Human Resources Department, pursuant to the claims procedure set forth in the Employee Handbook. For a discussion of other plan information and your ERISA rights, please see the Employee Handbook.




Adopted the _______ of October, 1996





                                          Margot Kyd, Vice President
                                          Human Resources